UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011

CHINA WATER GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-26175	88-0409151

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A01, Baicheng Building 584 Yingbin Road Dashi, Panyu District Guangzhou, Guangdong, China	511430
(Address of principal executive offices)	(Zip Code)

(86-20) 3479 9708
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the filing of this Current Report on Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On the September 30, 2011 , Guangzhou Xinchen Water Co., a subsidiary of the Registrant and China Construction Bank Co., Ltd. Guangzou Liwan Sub-branch,  concluded RMB 15 Million ($2.37 Million USD) loan agreement (the “Loan Agreement”). The Loan Agreement specifies the loan term as three years commencing from October 9, 2011, a variable loan interest rate of equal to the benchmark interest rate of People 's Bank of China as in effect from time to time (currently 6.65%) plus 15% resulting in a current rate of 7.65%, The proceeds of the Loan Agreement will be used for the Registrant’s working capital needs to expand its bottled water operations.

 Item 9.01 Financial Statements and Exhibits.

Financial Statements - None

Exhibits

10.1 Loan Agreement between Guangzhou Xinchen Water Co  andChina Construction Bank Co., Ltd. Guangzou Liwan Sub-branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER GROUP, INC.

Date: November 10, 2011	By:	/s/ Wenge Fang
Wenge Fang, CEO

Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement between Guangzhou Xinchen Water Co andChina Construction Bank Co., Ltd. Guangzou Liwan Sub-branch